UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2016

WisdomTree Investments, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-10932

Delaware	13-3487784
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

245 Park Avenue

35th Floor

New York, NY 10167

(Address of principal executive offices, including zip code)

(212) 801-2080

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 22, 2016, WisdomTree Asset Management, Inc., a wholly-owned subsidiary of WisdomTree Investments, Inc. (the “Company”), entered into employment agreements with each of the following named executive officers (each, an “Executive Officer” and collectively, the “Executive Officers”) to serve in the following positions for an indefinite term, and on an “at will” basis.

Name of Executive Officer	Position
Jonathan Steinberg	Chief Executive Officer and President
Gregory Barton	Executive Vice President-Operations and Chief Operating Officer
Luciano Siracusano III	Executive Vice President-Chief Investment Strategist
Amit Muni	Executive Vice President-Finance and Chief Financial Officer
Peter M. Ziemba	Executive Vice President-Business and Legal Affairs, Chief Legal Officer and Secretary

The terms of the employment agreements are substantially identical except that the annual base salary payable to each Executive Officer other than Mr. Steinberg is $300,000, with Mr. Steinberg receiving an annual base salary of $450,000. Each Executive Officer is eligible to receive such incentive compensation as may be determined by the Company’s Board of Directors or Compensation Committee and to participate in standard Company benefit plans. The employment agreements contain employee confidentiality, assignment of inventions and non-solicitation of employees provisions, as well as non-competition provisions which are applicable as described below. Each Executive Officer also is entitled to the following benefits in the event of the termination of his employment:

Termination by the Company Without Cause or by the Executive Officer for Good Reason. The employment agreements provide that if the Executive Officer is terminated by the Company other than (i) due to his death or disability or for “cause”, or (ii) if the Executive Officer resigns for “good reason” (an “Involuntary Termination”) and he (A) enters into and does not revoke a release agreement with the Company and (B) complies with a three-month restrictive covenant from the date of termination, the Company will pay the Executive Officer his base salary through the termination date and the earned but unpaid cash portion of his prior year incentive compensation plus:

•	one year’s base salary (“Annual Base Salary”);

•	a pro rata portion of an amount equal to 50% of the incentive compensation that the Executive Officer would have received in the year of termination based upon the Company’s performance (“Termination Year Cash Incentive Compensation”); and

•	50% of the average incentive compensation paid to the Executive Officer in the preceding three years (“Average Cash Incentive Compensation”).

The Termination Year Cash Incentive Compensation will be paid when the Company pays to non-terminated senior executives their incentive compensation for the termination year. The Annual Base Salary and Average Cash Incentive Compensation will be paid in substantially equal installments over a 12-month period. The Executive Officer also may elect to have the Company pay for COBRA insurance coverage for a one-year period following the date of termination.

The employment agreements also provide that any equity award that would have vested in the 12-month period that immediately follows the date of termination will vest immediately, and unvested awards will remain outstanding for 12 months following the date of termination. In addition, if a “change of control” (as defined in the employment agreements) occurs within 12 months after the date of termination, all equity awards will vest on the effective date of the change of control.

Involuntary Termination Within 18 Months After a Change of Control. In the event of an Executive Officer’s Involuntary Termination within 18 months after a change of control of the Company, and the Executive Officer (i) enters into and does not revoke a release agreement with the Company and (ii) complies with a 12-month restrictive covenant from the date of termination, the Company will pay the Executive Officer his salary through the termination date and the earned but unpaid cash portion of his prior year incentive compensation plus:

•	an amount equal to 1.75 times the Annual Base Salary;

•	a pro rata portion of the Average Cash Incentive Compensation based on the number of days the Executive Officer was employed during the year of termination; and

•	an amount equal to 1.75 times the Average Cash Incentive Compensation.

Such amounts will be paid in one lump sum. The Executive Officer also may elect to have the Company pay for COBRA insurance coverage for a 21-month period following the date of termination. In addition, any equity award that would have vested in the 21-month period that immediately follows the date of termination will vest immediately.

Termination by the Company for Cause or Voluntary Resignation by the Executive Officer Without Good Reason. If the Executive Officer is terminated by the Company for cause or voluntarily resigns without good reason, the Company may elect to enforce a three-month restrictive covenant in consideration for which the Company will pay the Executive Officer: (i) 25% of the Annual Base Salary; (ii) an amount equal to 12.5% of the average incentive compensation paid to the Executive Officer in the preceding three years; and (iii) an amount equal to 25% of the value of any equity awards that would have vested in the one-year period following the date of termination if no termination had occurred. Such amounts will be paid in substantially equal installments over a three-month period. The Executive Officer also may elect to have the Company pay for COBRA insurance coverage for a three-month period following the date of termination.

The foregoing summary is qualified in its entirety by reference to the text of the Form of Employment Agreement for Executive Officers and appendices applicable to each Executive Officer, which are attached as exhibits hereto and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits:

Exhibit 10.1	Form of Employment Agreement for Executive Officers, dated December 22, 2016

Exhibit 10.1(a)	Appendix A to Employment Agreement between the Company and Jonathan Steinberg, dated December 22, 2016

Exhibit 10.1(b)	Appendix A to Employment Agreement between the Company and Gregory Barton, dated December 22, 2016

Exhibit 10.1(c)	Appendix A to Employment Agreement between the Company and Luciano Siracusano III, dated December 22, 2016

Exhibit 10.1(d)	Appendix A to Employment Agreement between the Company and Amit Muni, dated December 22, 2016

Exhibit 10.1(e)	Appendix A to Employment Agreement between the Company and Peter M. Ziemba, dated December 22, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WisdomTree Investments, Inc.

Date: December 23, 2016

	By:	/s/ Peter M. Ziemba
Peter M. Ziemba Executive Vice President-Business and Legal Affairs, Chief Legal Officer

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